UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 10, 2003

COMMERCE ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4440 Rosewood Drive Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 520-6000

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.                                                           Other Events.

On July 10, 2003, we issued 100,000 shares of our Series B Convertible Preferred Stock (“Series B Preferred”), and five-year warrants to purchase 2,209,945 shares of our common stock (the “Warrants”) to an institutional investor for a purchase price of $10,000,000.  The Series B Preferred is initially convertible into approximately 4,297,748 shares of our common stock at a conversion price of $2.3268 per share. The conversion price per share is equal to the five-day average closing bid price of our common stock on the Nasdaq National Market through July 9, 2003 plus an additional $0.0643 per share.  The exercise price for the warrants is $2.715 per share and is equal to 120% of the five-day average closing bid price of our common stock on the Nasdaq National Market through July 9, 2003.  The following summaries of the terms of these securities and the related agreements are qualified in their entirety by reference to the Certificate of Designations, the Warrant Agreement, the Registration Rights Agreement and the Securities Purchase Agreement, each of which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Rights of Series B Preferred Stock

Dividends

•                  The holders of the Series B Preferred are entitled to cumulative dividends.  For the first two years that the Series B Preferred is outstanding, dividends accrue at 8% per annum and they are paid by in kind by increasing the stated value of each share of Series B Preferred.  After two years the dividends are payable in cash or in kind at our option, and the interest rate increases by 1% each calendar quarter up to a maximum of 14%.

Conversion

•                  The holders of the Series B Preferred may convert their shares into common stock at any time at the conversion price, subject to adjustment for stock splits, stock dividends, recapitalizations and the like.

•                  We may convert the Series B Preferred into common stock beginning July 10, 2005 so long as: (i) our common stock is trading at $4.65 or more for 20 consecutive trading days and (ii) a set of additional conditions are met including: the continued effectiveness of a registration statement for the common stock issuable upon conversion of the Series B Preferred and exercise of the warrants, continued listing of our common stock on the Nasdaq National Market or the Nasdaq SmallCap Market, compliance by us with procedures for delivery of share certificates upon the holders’ prior requests to convert shares of Series B Preferred or exercise their warrants and other conditions, all of which must have been met during the 90 day period before conversion is sought.

•                  No holder of Series B Preferred may convert into our common stock or exercise warrants for our common stock if to do so would mean such holder would then own more than 4.99% of our outstanding common stock.

Redemption

•                  We may redeem the Series B Preferred beginning July 10, 2005 for 120% of the purchase price for the Series B Preferred plus dividends paid in kind and any accrued but unpaid dividends, subject to compliance with conditions similar to the conversion conditions described above.

•                  The holders of the Series B Preferred may require us to redeem their shares upon a change of control (including a merger, acquisition or sale of all or substantially all of our assets) and if we default on certain obligations under the transaction documents (similar to the additional conversion conditions described above), at the greater of (i) 120% of the purchase price plus dividends paid in kind and any accrued but unpaid dividends and (ii) the closing bid price of the common stock issuable upon conversion of the Series B Preferred on the day before the announcement of the change of control or the default.

•                  We may also redeem the Series B Preferred at any time upon a change of control, at the greater of (i) 120% of the purchase price plus dividends paid in kind and any accrued but unpaid dividends and (ii) the closing bid price of the common stock issuable upon conversion of the Series B Preferred on the day before the announcement of the change of control, subject to compliance with conditions similar to the additional conversion conditions described above.

Change of Control without Redemption

•                  Upon a change of control in which the holders of the Series B Preferred is not redeemed, the holders of the Series B Preferred are entitled to receive a security from the acquiring entity that is substantially similar to the Series B Preferred pursuant to a written agreement that is reasonably acceptable to the holders of the Series B Preferred.

Voting Rights and Liquidation Preference

•                  The holders of the Series B Preferred are entitled to vote with our common stock holders on an as converted to common stock basis, provided that, no single holder of Series B Preferred may vote more than 4.99% of our outstanding shares.

•                  The approval of a majority of the Series B Preferred Stock is required before we may issue any capital stock that is senior or pari passu to the Series B Preferred or take other actions which adversely affect or impair the rights or relative priority of the holders of the Series B Preferred relative the holders of our common stock.

•                  The Series B Preferred is senior to all of our capital stock and it has a liquidation preference equal to the greater of (i) the initial purchase price and (ii) the closing bid price of our common stock on the day prior to the liquidation.

Registration of Shares of Common Stock for Resale

The Series B Preferred and the Warrants were issued in a private placement without registration under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We have agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register the resale of the common stock issuable upon conversion of the Series B Preferred and the common stock issuable upon exercise of the warrants. We are required to file the registration statement with the SEC no later than August 24, 2003, and to cause the registration statement to be declared effective by the SEC no later than January 6, 2004.

Miscellaneous

We have approved an amendment effective as of July 10, 2003 to our rights agreement to provide that the consummation of the private placement will not trigger the issuance of any rights.

On July 10, 2003, we issued a press release relating to the private placement, a copy of which is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.                                                           Financial Statements and Exhibits.

(a)                                  Financial Statements.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits.

4.1	Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock.

10.1	Registration Rights Agreement, dated July 10, 2003, by and between Commerce One, Inc. and the investor named therein.

10.2	Securities Purchase Agreement, dated July 10, 2003, by and between Commerce One, Inc. and the investor named therein.

10.3	Warrant to Purchase Common Stock, dated July 10, 2003.

99.1	Press Release issued by Commerce One, Inc., dated July 10, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

Dated: July 10, 2003	/s/ Beth Frensilli
Beth Frensilli
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title

4.1	Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock.

10.1	Registration Rights Agreement, dated July 10, 2003, by and between Commerce One, Inc. and the investor named therein.

10.2	Securities Purchase Agreement, dated July 10, 2003, by and between Commerce One, Inc. and the investor named therein.

10.3	Warrant to Purchase Common Stock, dated July 10, 2003.

99.1	Press Release issued by Commerce One, Inc., dated July 10, 2003.